UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2015

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  001-34090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(c) Appointment of Officer

On February 24, 2015, the Board of Directors of Tesco Corporation (the "Company") appointed Thomas B Sloan, Jr. to the positions of Vice President, Corporate Controller, and Principal Accounting Officer of the Company effective immediately.

Mr. Sloan, 48, is a Certified Public Accountant and has served as the Vice President and Corporate Controller of Tesco Corporation (US), a subsidiary of the Company, since joining the organization in May 2014. Prior to joining the organization, Mr. Sloan was Vice President and Corporate Controller of Ocean Rig from October 2012 until July 2013, Regional Finance Manager of Ocean Rig from November 2011 until September 2012, and served as Director of Finance and Administration ENSCO PLC (formerly Pride International) from July 2008 until November 2011. Mr. Sloan holds a BBA from The University of Notre Dame and an MBA from the University of Texas.

Mr. Sloan shall continue under his current compensation package. The selection of Mr. Sloan to serve as Vice President, Corporate Controller, and Principal Accounting Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Sloan and any director or other executive officer of the Company and there are no related transactions between the Company and Mr. Sloan reportable under Item 404(a) of Regulation S-K.

Item 8.01    Other Events.

On February 24, 2015, the Board of Directors of the Company approved a first quarter dividend of $0.05 per share common stock issued and outstanding as of March 24, 2015 and payable on April 6, 2015. The Company issued a press release on February 27, 2015 which is provided as Exhibit 99.01 hereto.

Item 9.01     Financial Statements and Exhibits
(d)    Exhibits
Exhibit 99.1        Tesco Corporation Press Release dated February 27, 2015 announcing a first quarter 2015 dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: February 27, 2015	By:	/s/ Dean Ferris
Dean Ferris, Sr. Vice President, General Counsel, and Corporate Secretary

Exhibits Index

99.1    Tesco Corporation Press Release dated February 27, 2015 announcing a first quarter 2015 dividend.